Summary of the NCI – Ziopharm Partnership January 2017 CRADA Summary NCI and Ziopharm developing adoptive cell transfer (ACT) -based immunotherapies genetically modified using Sleeping Beauty system to express TCRs for the treatment of solid tumors NCI performs early stage research and runs clinical trial(s) Ziopharm retains all rights to develop oncology products for Sleeping Beauty; NCI has rights to use Sleeping Beauty solely for the purpose of conducting research under CRADA Ziopharm granted option to secure exclusive or non-exclusive license for IP generated by NCI under the CRADA Signed in January 2017 and extends through January 2022 Ziopharm pays NCI $2.5M per year; paid $6.9M to date May 2019 Patent License Agreement Ziopharm exclusively licensed intellectual property from the NCI: For Ziopharm to develop and commercialize autologous, peripheral blood T-cell therapy products engineered by transposon-mediated gene transfer to express TCRs reactive to mutated KRAS, p53 and EGFR hotspots For manufacturing technologies to develop and commercialize autologous, peripheral blood T-cell therapy products engineered by non-viral gene transfer to express TCRs Manufacturing technologies were originally developed under January 2017 CRADA License contemplates adding additional TCRs in the same hotspot families to this license Foundational IP will support further hotspot and personalized Ziopharm sponsored clinical trials Ziopharm Controls Commercialization of its Sleeping Beauty TCR Program and Holds Full Commercial Economics Minus Fees, Milestone Payments and Single-Digit Royalties Payable to NCI NCI as Development Partner; Licensed Key Intellectual Property to Ziopharm Exhibit 99.1